SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          March 31, 2000
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                       Vitesse Semiconductor Corporation
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               (Exact name of Registrant as Specified in Charter)

          Delaware                     0-19654                  77-0138960
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(State or Other Jurisdiction       (Commission File           (IRS Employer
      of Incorporation)                Number)             Identification No.)


741 CALLE PLANO, CAMARILLO, CALIFORNIA                              93012
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code        (805) 388-3700
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Item 2.  Acquisition or Disposition of Assets.

         On March 31, 2000, the registrant completed the acquisition of all of the equity interests of Orologic, Inc. for $450 million in common stock. Orologic, Inc. is a "fab-less" semiconductor design company, and the purchase included all assets, property, plant and equipment used in the business. The transaction was accounted for as a purchase.

         A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Financial statements of Orologic, Inc. required to be filed pursuant to Item 7(a) will be filed by amendment within 60 days of the date of this filing.

(b) Pro Forma Financial Information. Pro forma financial information required to be filed pursuant to Item 7(b) will be filed by amendment within 60 days of the date of this filing.

(c)      Exhibits

2.01 Agreement and Plan of Merger and Reorganization among Vitesse Semiconductor Corporation, Holiday Acquisition Corp. and Orologic, Inc. dated March 24, 2000.

99.1     Press Release dated April 10, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2000


                                                  /s/ Louis R. Tomasetta
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                                                  Name:  Louis R. Tomasetta
                                                  Title: Chief Executive Officer

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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER    DESCRIPTION
-------   ------------
2.01      Agreement and Plan of Merger and Reorganization among
          Vitesse Semiconductor Corporation, Holiday Acquisition
          Corp. and Orologic, Inc. dated March 24, 2000.

99.1      Press Release Dated April 10, 2000.

                                       3